EXHIBIT 99.2


[EXECUTION COPY]

                  GERMAN SHARE PURCHASE AND TRANSFER AGREEMENT

         This GERMAN SHARE PURCHASE AND TRANSFER AGREEMENT (this "Agreement"), dated as of April 11, 2003, is made and entered into by and between Parker Hannifin Holding GmbH, a German corporation ("Buyer"), and MTS Systems Corporation, a Minnesota corporation ("Seller").

         WHEREAS, Seller is the sole shareholder of MTS Systems Holdings for Europe GmbH, a German corporation (the "Company") and beneficially owns all of the outstanding shares of the Company (the "Shares");

         WHEREAS, the Company is the limited partner of MTS Automation GmbH & Co. KG, a German partnership (the "Operating Partnership") which operates Seller's automation division's business in Europe (the "Business") by manufacturing and selling the products listed on Schedule 1 consisting of motors and drive amplifiers and controllers intended for motors (the "Products");

         WHEREAS, MTS Automation Verwaltungs GmbH (the "Subsidiary") is a wholly-owned subsidiary of the Operating Partnership and the general partner of the Operating Partnership;

         WHEREAS, as of an even date herewith, Seller and Parker-Hannifin Corporation, an Ohio corporation and the ultimate parent corporation of Buyer (the "Parker") have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"; copy attached hereto as Exhibit A) pursuant to which Parker is purchasing Seller's North American automation division business primarily conducted by Seller in New Ulm, Minnesota; and

         WHEREAS, Parker desires to purchase from Seller, and Seller desires to sell to Parker and its subsidiaries, all of Seller's automation division business and to that effect, Seller and Buyer are now entering into this Agreement whereby Seller will sell, and Buyer will purchase, all of the Shares, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, Buyer and Seller hereby agree as follows:

                                    ARTICLE 1
                       TRANSFER OF SHARES; PURCHASE PRICE

         1.01. Purchase and Sale. Subject to the terms and conditions herein set forth,


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Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees that it will purchase from Seller, on the Closing Date, the Shares.

         1.02 Purchase Price. The total purchase price for the Shares (the "Purchase Price") shall be determined as set forth in Section 2.01 of the Asset Purchase Agreement.

         1.03 Allocation of Purchase Price. Prior to Closing, the parties shall use their best efforts to enter into an agreement allocating the Purchase Price for tax and accounting purposes. The parties agree that such allocation shall not reflect amounts for "Buildings & Improvements" described in the Closing Balance Sheet (as defined in Section 5.06(iii)) or the tax credit described in the second sentence of footnote (5) of the same.

                                    ARTICLE 2
                              CLOSING AND KNOWLEDGE

         2.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Robins, Kaplan, Miller & Ciresi L.L.P., Minneapolis, Minnesota at such date and time (referred to herein as the "Closing Date") as is no later than one business day after the receipt of the Cartel Approval (as hereinafter defined) or at such other place and such other time as may be mutually agreed, and the Closing shall be deemed effective as of 11:59 P.M. German Time on the Closing Date.

         2.02 General Procedure. At the Closing, each party shall deliver to the party entitled to receipt thereof such documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, including the Share Transfer Agreement attached as Exhibit B hereto.

         2.03 Knowledge. As used in this agreement, the term "Knowledge" means the actual knowledge after reasonable investigation of a party's executive officers and managing directors, as applicable, and with respect to Seller, also of Joachim Hellwig and the person identified in the applicable section of this Agreement.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that, except as set forth in the schedules hereto:

         3.01 Incorporation and Corporate Power. Seller is a corporation duly incorporated and validly existing under the laws of the State of Minnesota, USA. The Operating Partnership is a limited partnership validly existing, and the Company and the


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Subsidiary are limited liability companies duly incorporated and validly existing, under the laws of Germany. The Operating Partnership, the Company and the Subsidiary are herein also referred to individually as a "German Entity" and collectively, the "German Entities." Seller and each of the German Entities have all requisite corporate power and authority and all material authorizations, licenses, permits and certifications necessary to carry on the Business as now being conducted and to own, lease and operate their respective assets.

         Seller is the sole shareholder of the Company, a German limited liability company registered with the local court of Berlin-Charlottenburg under HRB 62141. The share capital of the Company amounts to DEM 7,550,000 (one share in the nominal value of DEM 50,000 and one share in the nominal value of DEM 7,500,000) and has been fully paid up.

         The Operating Partnership is a German limited partnership registered with the local court of Freiburg i.Br. under HRA 4369. The Company is KG's only limited partner and the Subsidiary is its only general partner.

         The Operating Partnership is the sole shareholder of the Subsidiary, a German limited liability company registered with the local court of Freiburg i.Br. under HRB 5431. The share capital of the Subsidiary amounts to DEM 50,000 (one share in the nominal value of DEM 50,000) and has been fully paid up.

         Seller is the owner of the Shares and is free to dispose of them at will, in particular without requiring the consent of third parties. Neither the Shares nor the shares in the Subsidiary or the partnership interests in the Operating Partnership are encumbered with any third party rights.

         With respect to the German Entities, there exist no control agreements, profit and loss transfer agreements or other inter-company agreements as defined in sec 291 et seq. of the Stock Corporation Act.

         3.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by the required corporate action of Seller and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and, assuming that this Agreement is the valid and binding agreement of Buyer, constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

         3.03 Authority; No Breach. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Except as would not have a material adverse effect on the transactions contemplated hereby and assuming the receipt of the consents listed on Schedule 3.04, the execution, delivery and performance of this Agreement by Seller and the


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consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of Seller or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Seller or any of the German Entities are bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Seller or any of the German Entities are subject. There is no lawsuit, proceeding or investigation pending or, to the Knowledge of Seller, threatened against Seller or any German Entity which might prevent the consummation of any of the transactions contemplated by this Agreement. The Knowledge of Dana Badgerow applies to this section.

         3.04 Consents. No material consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Seller or any German Entity in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby (including without limitation assignment of the Contracts) except as set forth in Schedule 3.04. The Knowledge of Dana Badgerow applies to this section.

         3.05 Title to Properties.

         (a) Neither Seller nor any of the German Entities owns any real property. Schedule 3.05(a) sets forth the real property leases (the "Leases") for the real property primarily used or occupied by the German Entities (each, a "German Facility" and collectively, the "German Facilities"). Each German Facility has access, sufficient for the conduct of the Business as now conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the Business at that location.

         (b) Each Lease is in full force and effect. Seller has made available to Buyer a complete and accurate copy of each Lease. No German Entity is in material default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under the Lease; nor, to the Knowledge of Seller, is the other party to the Lease in default.

         (c) The German Entities own good and marketable title to each and all of their assets, free and clear of all liens, claims and encumbrances (the "Encumbrances"), except as set forth in Schedule 3.05(c) and except for workmans' or landlords' encumbrances or similar encumbrances arising under law and except for customary retention of title rights. The assets of the German Entities as currently constituted represent, in all material respects, substantially all of the assets which have been necessary for the German Entities to operate the Business prior to the Closing.


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         (d) All machinery, tools, warehouse equipment, computers, fixtures, office equipment, testing equipment (including all related spare parts, accessories and supplies) and other similar equipment owned by the German Entities and used in the Business are listed on Schedule 3.05(d) (the "Equipment"). The Equipment is in good working condition, normal wear and tear excepted and is fit for its particular use or purpose in the Business. The Equipment represent, in all material respects, substantially all of the Equipment which have been necessary for Seller to operate the Business prior to the Closing.

         (e) Seller has no Knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any German Facility, and there are no present assessments.

         3.06 Tax Matters. For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon any German Entity. As of the Closing Date, in connection with, or relating to, the operation of the Business and any of the German Entities:

         (a) All material Tax returns required to be filed with any governmental authority with respect to any Tax period prior to the Closing Date by or on behalf of Seller have been or will be, to the extent required to be filed on or before the date hereof, filed when due, including extensions, in accordance with all Applicable Laws;

         (b) All such Tax returns are, or will be at the time of filing, true, complete, and accurate in all material respects;

         (c) All material Taxes shown as due and payable on the Tax assessments (Steuerbescheide) that have been filed have been timely paid, or withheld and remitted to the appropriate governmental authority;

         (d) There exist no delinquencies in the payment of any material Tax;

         (e) There has not been granted any extension or waiver of the statute of limitations period applicable to any Tax return, which period (after giving effect to such extension or waiver) has not yet expired;

         (f) There is no material claim, audit, action, suit, or proceeding now pending or, to Seller's Knowledge, threatened against or with respect of any Tax or Tax return;


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         (g) No German Entity has entered into any agreement or arrangement with any governmental authority with regard to the Tax liability of the relevant German Entity;

         (h) There is no lien or encumbrance on any of the assets of the German Entities that arose in connection with the failure (or alleged failure) to pay any Tax, except for inchoate liens for Taxes not yet due and payable; and

         (j) Each German Entity has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

         3.07 Contracts.

         (a) Each German Entity has performed in all material respects all obligations required to be performed by it on or before the date hereof in connection with all contracts that the relevant German Entity is a party to and is not in receipt of any claim of default under any such contract. Seller has no Knowledge of any breach or anticipated breach by any other party to any such contract. Prior to the date of this Agreement, Seller has made available to Buyer a true and correct copy of each contract listed on Schedule 3.07(a), together with all amendments, waivers or other changes thereto. The Knowledge of Dana Badgerow applies to this section.

         (b) There does not exist any agreement, contract or commitment (whether oral or written) regarding the sale of any goods or services by the Business except for the contracts listed on Schedule 3.07(b). All such contracts are valid, binding and in full force and effect.

         3.08 Litigation. Schedule 3.08 hereto contains a complete and correct list of all judgments, decrees, suits, actions, claims, proceedings or investigations pending, or to the Knowledge of Seller, threatened against any German Entity or involving any of the German Entities, the Business or any Products or services made, used or sold in the conduct of the Business within the last twelve (12) months including with limitation all claims based upon any theory of tort (including but not limited to product liability) or contract (including but not limited to product or service warranty), other than claims involving amounts not in excess of $10,000. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Seller, threatened against any German Entity, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on Seller's performance under this Agreement or the consummation of the transactions contemplated under this Agreement. The Knowledge of Dana Badgerow applies to this section.

         3.09 Compliance with Laws; Permits. Except as set forth in Schedule 3.09, each German Entity has complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and


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

foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, employee benefits, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which affect the Business or the German Facilities and to which the German Entities may be subject (hereinafter, "Applicable Laws"), and no written claims have been filed against the German Entities alleging a violation of any such laws, regulations or other requirements.

         3.10 Environmental Matters.

         (a) Each German Entity, with respect to the Business and the German Facilities, has been and currently is in material compliance with all applicable Environmental Laws. Except as would not have a material adverse effect on the Business, there has been no Release of Hazardous Materials or other violation of Environmental Laws or any costs arising under or violation of Environmental Laws with respect to the Business or the German Facilities. No material expenditure will be required in order for Buyer to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the Business or the German Facilities in a manner consistent with the current operation thereof by the German Entities.

         (b) No German Entity has, during its use of the German Facility, disposed of any Hazardous Materials in violation of Environmental Laws.

         (c) As used in this Section 3.10, the following terms shall have the following meanings:

                  (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject a German Entity to any imposition of costs or liability under any Environmental Law.

                  (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).


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                  (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

         3.11 Warranty and Other Claims. Except to the extent of claims in amounts up to the warranty reserve at September 30, 2002, reflected on the 2002 Financial Statements (as defined in Section 3.15 (a)) (the "Warranty Reserve"), to the Knowledge of Seller, all Products manufactured or sold by the Business have in all material respects been in conformity with all Applicable Laws, contractual commitments and all express and implied warranties. Except for warranty service provided in the ordinary course of business and claims in amounts up to the Warranty Reserve, there are no existing claims against the German Entities, or to Seller's Knowledge any threatened claims, for Products manufactured or sold by the Business which are defective or fail to meet any express product warranties, contract or industry standards, or standards set forth in Applicable Laws. Seller has provided the Buyer with copies of (i) all product labels, catalogs, brochures, instruction manuals or other promotional material describing the Products of the Business, and (ii) the current standard terms and conditions of purchase and sale (including all product warranties). The Knowledge of Dana Badgerow applies to this section.

         3.12 Brokerage. Except for Greene Holcomb & Fisher LLC, whose fee shall be the obligation of Seller, no third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller or any of the German Entities.

         3.13 Corporate Records; Business Records. None of the records, systems, controls, data or information which are material to the operation of the Business (the "Business Records") are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether or not computerized) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the German Entities, except to the extent dependent on the availability of utilities such as electricity, phone or data communications access provided by third parties. The Business Records are complete and accurate in all material respects and none of the Business Records material to the current operation of the Business have been destroyed.

         3.14 Intellectual Property.

         (a) Seller has made available to Buyer correct and complete copies of all patents and trademarks and all registrations and applications relating thereto owned by the German Entities, as well as all licenses and similar agreements (as amended to date), all as listed on Schedule 3.14 (the "Intellectual Property"), and has made


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available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Except as set forth on Schedule 3.14, with respect to each item of Intellectual Property owned by the German Entities: (i) a German Entity possesses all right, title and interest, free of any mortgage, lien or pledge, in and to the item, or has the rights to use such item pursuant to valid and enforceable license agreements, free and clear of Encumbrances, (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (iii) no proceeding is pending or, to the Knowledge of Seller, threatened which challenges the legality, validity, enforceability, use or ownership of the item and (iv) other than routine indemnities given to distributors, sales representatives, dealers and customers, no German Entity has any current obligations to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item. The Intellectual Property, together with the related know-how, trade secrets and engineering records, constitutes all intellectual property necessary or required to conduct the Business by Buyer as of the Closing Date. The Knowledge of Dana Badgerow applies to this section.

         (b) Each item of Intellectual Property owned or used by the German Entities immediately prior to the Closing Date will be owned or available for use by Buyer on substantially similar terms and conditions immediately subsequent to the Closing Date subject only to the receipt of the consents set forth on Schedule 3.04, and the German Entities have taken reasonable commercial actions to maintain and protect each item of Intellectual Property material to the Business.

         (c) To the Knowledge of Seller, no German Entity has in connection with the Business interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and no German Entity has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that a German Entity must license or refrain from using any intellectual property rights of any third party) which has not been resolved. To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the intellectual property. During the last 5 years, no German Entity has, with respect to the Intellectual Property, received any opinion of counsel concerning the validity or infringement of any proprietary property of any third party.

         (d) Schedule 3.14 specifically identifies each material license, sublicense or agreement pursuant to which any German Entity uses intellectual property in the Business that any third party owns. Seller has made available to Buyer correct and complete copies of all such licenses, sublicenses and other agreements (as amended to date). With respect to each such license, sublicense or agreement required to be identified in Schedule 3.14 (and assuming the receipt of required consents, if any): (i) the license, sublicense or other agreement is enforceable, (ii) to the Knowledge of Seller, following the Closing, the license, sublicense or other agreement will continue to be enforceable on substantially similar terms and conditions, (iii) neither a German Entity, nor to the Knowledge of Seller, any other party to the license, sublicense or other


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agreement is in material breach or default thereof, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit early termination, modification or acceleration thereunder, (iv) no other party to the license, sublicense or other agreement has repudiated any provision thereof, (v) to the Knowledge of Seller, the underlying item of intellectual property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (vi) to the Knowledge of Seller, no proceeding is pending or threatened which challenges the legality, validity or enforceability of the underlying item of intellectual property, and (vii) no German Entity has granted any sublicense or similar right with respect to the license, sublicense or other agreement except for non-exclusive licenses granted in the ordinary course of business.

         (e) Since September 30, 2002, except as set forth in this Agreement or the contracts, leases or other documents listed in any schedule hereto, no German Entity has, in the conduct of the Business, sold, assigned or granted rights under any patent, trade name, trademark or copyright, or any application therefor, or any trade secrets or designs or other proprietary property for any Products manufactured or sold or services provided by the Business.

         3.15 Financial Information.

         (a) Attached as Schedule 3.15 are the unaudited balance sheets and unaudited statements of net income for each of the German Entities for the twelve months ended September 30, 2002 (the "2002 Financial Statements"). The 2002 Financial Statements (A) have been prepared in accordance with the provisions of the German Commercial Code regarding year-end accounts and the generally accepted accounting principles applicable thereto ("GAAP"), (B) are complete and correct in all material respects as of the date hereof and (C) except as indicated therein, reflect all claims against and all debts and liabilities of the German Entities and their operations, fixed or contingent, as at the respective dates thereof which would be required to be reflected or disclosed in financial statements prepared in accordance with GAAP, and the statements of income, included therein fairly present in all material respects the results of operations of the German Entities for the periods indicated.

         (b) All accounts receivable of the German Entities as of a recent date prior to the date hereof are listed on Schedule 3.15(b) (the "Accounts Receivable") and were actually made in the ordinary course of business and, assuming that Buyer will use its commercially reasonable efforts to continue the collection of such Accounts Receivable, will be good and collectible in full in the ordinary course of business, net of reserves and allowances provided for in the 2002 Financial Statements, as such reserves and allowances have been updated through the date of the Schedule in accordance with past practices. The Accounts Receivable are not subject to any defense, counterclaim, or set-off, net of such reserves and allowances.

         (c) (i) The amounts shown for inventory on the September 30, 2002 balance sheets (the "Balance Sheets") reflect, and the amounts to be shown for the inventory of


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the German Entities on the Closing Date will reflect, valuations at the lower of cost or market, and are not and will not be in excess of the values of such inventory computed in accordance with GAAP applied on a consistent basis, with adequate provision for obsolescence, shrinkage, excess or slow-moving quantities, defective materials and deterioration in all material respects. The value of inventory shown on the 2002 Financial Statements is true and correct in all material respects as of the dates indicated therein; (ii) each German Entity has good and marketable title to all of its inventory free and clear of all Encumbrances; (iii) none of the inventory is on consignment; and (iv) the inventory net of any reserves set forth on the 2002 Financial Statements for excess and obsolete inventory consists of inventories of good and merchantable quality and of the kind and quality regularly and currently used in the Business and usable or saleable in the ordinary course of business. Schedule 3.15(c) contains a true and complete list of the inventory of the Business as of the date hereof.

         3.16 Employee Benefits.

         (a) Benefit Plans. Seller has made available to Buyer true, complete and correct copies of each (i) employee benefit plan to which a German Entity has an obligation to make contributions with respect to Employees, or for which a German Entity has any liability for Employees ("Benefit Plans"); (ii) material bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase, tuition assistance, vacation pay or other employee benefit agreements, policies or arrangements (other than Benefit Plans or Individual Arrangements), primarily related to the Business or for which a German Entity has any liability for Employees ("Employee Arrangements"); and (ii) individual employment, severance, termination, bonus or other compensation arrangements or agreements with respect to Employees to which a German Entity is a party or for which a German Entity has any liabilities (the "Individual Arrangements").

Each Benefit Plan, Employee Arrangement and Individual Arrangement has been administered in accordance with its terms in all material respects, and each Benefit Plan, Employee Arrangement and Individual Arrangement complies, and has been administered in accordance with, any Applicable Laws in all material respects, except in each case where the failure so to administer or comply, individually or in the aggregate, would not have a material adverse effect. No lawsuits, complaints, investigations or proceedings (other than routine claims for benefits) to or by any person or governmental authority have been filed or, to the Knowledge of Seller, are proposed or threatened with respect to any Benefit Plan, Employee Arrangement or Individual Arrangement.

         3.17 Labor Matters. Seller has made available to Buyer a complete and correct list of each current employee who is employed by a German Entity (the "Employees"). There has not been during the last five (5) years, nor is there currently pending or, to Seller's Knowledge, threatened, any activity by employees of a German Entity or by any trade union relating to the representation of such employees by any trade union nor has there been any strike, work stoppage or labor troubles involving the employees of a


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German Entity during the last five (5) years. The Knowledge of Dana Badgerow applies to this section.

         3.18 Insurance. Seller has made available to Buyer a complete and accurate list of all current policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles and a general description of the type of coverage provided and policy exclusions) maintained by a German Entity and relating to the Business and its personnel. All of the Insurance is "occurrence" based insurance. The insurance is in full force and effect and sufficient for compliance in all material respects with all requirements of applicable law and of all contracts to which a German Entity is a party. No German Entity is in material default under any of the insurance.

         3.19 Absence of Certain Payments. No German Entity nor any of their representatives, nor any other person or entity acting on behalf of any of them, has with respect to the Business (a) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or decree, directive or order of any governmental authority or (b) without limiting the generality of the preceding clause, used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any governmental authority.

         3.20 Customers.

         (a) Schedule 3.20 lists the top 10 customers of the Business for the year ended September 30, 2002. No customer of the Business has given a German Entity written notice of termination or intent to terminate a material portion of its business with such German Entity and Seller is not aware of any customers of the Business that, within the past one (1) year, have threatened to terminate a material portion of their business with a German Entity.

         (b) The work substantially completed by a German Entity prior to the Closing Date which will require either customer or third party approval or acceptance but which has not yet received the required customer or third party approval of acceptance will meet all material requirements and specifications of the Contract under which such work was completed, as modified through the Closing Date in all material respects.

         3.21 Actions Since September 30, 2002. Since September 30, 2002, except as set forth in or contemplated by Schedule 3.21, this Agreement or the contracts, leases or documents listed in any other Schedule hereto, no German Entity has:

         (a) Incurred any obligation or liability or entered into any transaction, in each case other than in the ordinary course of business;

         (b) Satisfied and discharged any lien, or paid any obligation or liability other than current liabilities included in the Balance Sheet or notes thereto and current liabilities incurred since that date in the ordinary course of business;

         (c) Made any general wage or salary increase or any increase in compensation payable or to become payable to any officers or employees, or entered into any employment contract with any officer or employee, except for increases made in the ordinary course of business consistent with past practices;

         (d) Mortgaged, pledged, charged or subjected to lien or other encumbrance any of its property;

         (e) Sold or transferred any of its assets or prepaid or cancelled any debts or claims, except in each case in the ordinary course of business;

         (f) Sold, assigned or granted rights under any Intellectual Property;

         (g) Knowingly waived any rights of material value;

         (h) Acquired any other business or entered into any licensing arrangement or joint venture;

         (i) Become involved or threatened with any labor dispute that has had or could have a material adverse effect on its business or its financial condition;

         (j) Suffered any unusual loss not in the ordinary course of business;

         (k) Suffered any damage or destruction, whether or not covered by insurance, materially and adversely affecting the business of a German Entity or its properties; or

         (l) Experienced any other event or condition of any character which is, or with the lapse of time or occurrence of such event or condition would be, adverse to the financial condition, business, assets, properties or operations of the business of a German Entity.

         3.22 True, Complete and Correct Documents. All documents provided to the Buyer by Seller are true, complete and correct copies of the documents they purport to represent.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that:

         4.01 Incorporation and Corporate Power. Buyer is a corporation duly incorporated and validly existing under the laws of Germany, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         4.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all relevant corporate action of Buyer and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes, assuming that the Agreement is the valid and binding agreement of Seller, the valid and binding obligation of Buyer, enforceable in accordance with its terms.

         4.03 No Breach. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Except as would not have a material adverse effect on the transactions contemplated hereby, the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of Buyer or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Buyer is subject.

         4.04 Consents. No material consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

         4.05 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Knowledge of Buyer, threatened against Buyer, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a material adverse effect on Buyer's performance under this Agreement or the consummation of the transactions contemplated under this Agreement.

         4.06 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

                                    ARTICLE 5
                                    COVENANTS

         5.01 Covenants of German Entities. From the Date hereof until the Closing Date:

         (a) Each German Entity will conduct the Business only in the usual and ordinary course of business as heretofore conducted, including, without limitation, paying all payables in the ordinary course (subject to good faith disputes);

         (b) Each German Entity will use reasonable efforts to retain its employees in the Business;

         (c) No German Entity will, without consent of Buyer, directly or indirectly, (i) sell, pledge, dispose of or encumber any of its assets, except sales of inventory or finished Products in the ordinary course of business; or
(ii) enter into or propose to enter into, or modify or propose to modify, any of its material agreements, arrangements or understandings, except in each case in the ordinary course of business consistent with past practices. Each German Entity will maintain and keep its assets and the German Facilities in as good repair, working order and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

         (d) Each German Entity will (i) use commercially reasonable efforts to preserve intact the Business and goodwill thereof and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Business; and (ii) confer on a regular and frequent basis with representatives of Buyer to report operational matters and the general status of ongoing operations of the Business;

         (e) Each German Entity will afford to Buyer and its authorized representatives (the "Buyer's Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Business and otherwise provide such assistance as is reasonably requested by Buyer in order that Buyer may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the Business and affairs of the Business. In addition, each German Entity will cooperate fully (including providing introductions where necessary) with Buyer to enable Buyer to contact such third parties, including major customers, prospective customers, governmental agencies, vendors or suppliers of the Business, as Buyer deems reasonably necessary;

         (f) Seller and each German Entity will use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with the terms and conditions hereof and applicable law;

         (g) Seller will promptly inform Buyer in writing of any variances from the representations and warranties contained in Article 3 hereof;

         (h) No German Entity will, without the consent of Buyer, (a) increase any salaries of or award any bonus to any Employees, except in connection with regularly scheduled annual salary reviews or bonus determination dates, (b) discount any Accounts Receivable, or (c) change its methods of accounting for the Business;

         (i) Each German Entity will perform in all material respects obligations to be performed under its contracts; and

         (j) Each German Entity will use its best efforts to obtain all of the consents required under this Agreement. However, this Agreement will not constitute an agreement to assign or transfer any interest in any instrument, contract, lease, permit or other agreement or arrangement of any German Entity or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or adversely affect the rights of Buyer, Seller or any German Entity. If a consent of a third party that is required under any instrument, contract, lease, permit, or other agreement or arrangement or any claim, right, or benefit arising thereunder or resulting therefrom, is not obtained prior to the Closing, or if an attempted assignment would be ineffective or would adversely affect any interest of Buyer, Seller or any German Entity, Seller will at its own expense cooperate with Buyer to obtain such consent within three (3) months of the Closing, or in any other reasonable arrangement to provide that Buyer will receive the interest of Seller in the benefits under any such instrument, contract, lease, permit, or other agreement or arrangement and that Buyer will undertake Seller's obligations thereunder.

         5.02 Nonsolicitation of Employees; Resignations. During the twelve (12) month period commencing on the Closing Date, other than Werner Ongyert and Joachim Hellwig, Seller agrees not to hire any individuals who were employees of or assigned to the Business on or during the six-month period preceding the Closing Date without Buyer's prior written consent. With effect of the Closing Date, Messrs. Ongyert's and Hellwig's position as managing directors of the Company and of the Subsidiary, respectively, shall be revoked, and they shall be granted discharge (ENTLASTUNG) for the time until the Closing Date, all at no cost to Buyer or to the relevant German Entity (except for notarial and registration fees).

         5.03 Buyer's Covenants. From the date hereof until the Closing Date:

         (a) Buyer will use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with the terms and conditions hereof and applicable law; and

         (b) Buyer will promptly inform Seller in writing of any variances from the representation and warranties contained in Article 4 hereof.

         5.04 Additional Covenants.

         (a) Transition Assistance. From the date hereof until ninety (90) days after the Closing Date, each party will use commercially reasonable efforts, upon the request of the other party, to aid each other in the transition of the Business to Buyer.

         (b) Intercompany Accounts; Cash; Letters of Comfort.

                  (i) Seller agrees to settle and pay, forgive or otherwise eliminate or transfer all inter-company accounts between any of the German Entities on the one hand, Seller or any other entities affiliated to it on the other hand prior to Closing, including without limitation, indebtedness to Seller and to other affiliates of Seller for money borrowed. Seller shall be entitled to receive all cash at hand of the Business prior to the Closing.

                  (ii) Prior to Closing, Seller shall cause the Declaration of Patronage, dated March 21, 2002, and the Declaration of Patronage, dated March 21, 2002 (the "Letters of Comfort") to be revoked and original copies of such Letters of Comfort returned to Seller. Buyer shall assume all liability for and shall indemnify and hold harmless Seller from and against any and all claims, costs or liabilities, asserted against, resulting to, imposed upon, or incurred or suffered by Seller, directly or indirectly, as a result of or arising from the reliance by a third party on such Letters of Comfort save where Seller is obligated to indemnify Buyer or the German Entities against such claim, cost or liability pursuant to this Agreement.

         5.05 Environmental Liabilities. Seller shall retain all liability for and shall indemnify and hold harmless Buyer from and against any and all claims, costs or liabilities, asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from a Release or presence of any circumstances or facts causing or relating to Hazardous Materials in soils, surface water or groundwater in, on or under the real property related to the Business, violation of or noncompliance with Environmental Laws, or otherwise resulting from the operation of the Business, prior to the Closing Date. Buyer shall retain all liability for and shall indemnify and hold harmless Seller from and against any and all claims, costs or liabilities, asserted against, resulting to, imposed upon, or incurred or suffered by Seller, directly or indirectly, as a result of or arising from a Release or presence (provided that such presence did not exist prior to the Closing Date) of any circumstances or facts causing or relating to Hazardous Materials in soils, surface water or groundwater in, on or under the real property related to the Business, violation of or noncompliance with Environmental Laws, or otherwise resulting from the operation of the Business, after the Closing Date.

         5.06 Other Liabilities and Indemnities. Seller shall assume all liability for and shall indemnify and hold harmless Buyer from and against any and all claims, costs or liabilities, asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of the following:

                  (i) Payroll of Employees of the Business up to and ending on the Closing Date.

                  (ii) Product liability claims for Products manufactured or sold by Seller prior to the Closing Date.

                  (iii) Any and all of the following liabilities as reflected on the balance sheet of the German Entities in the form attached hereto as
         Schedule 5.06 as of the Closing Date (the "Closing Balance Sheet"): (A) accrued severance costs for employees of the Business released prior to Closing, (B) accrued commissions for sales occurring prior to Closing,
         (C) accrued municipal trade taxes and trade income taxes and other income taxes, and (D) management expenses owed to Seller, management bonuses, VAT and year-end audit fees (each of the foregoing liabilities and the current amount thereof is identified on Schedule 5.06 in the column entitled "Transaction Adjustments" with the corresponding narrative descriptions contained in footnotes (3) through (6), and are collectively referred to herein as the "Closing Adjustments"). Promptly following the Closing, Seller will prepare the Closing Balance Sheet and will promptly provide the same as well as remit payment in an amount equal to (1) the aggregate amount of the Closing Adjustments reflected on the Closing Balance Sheet, less (2) the Offsets (as defined below) reflected on the Closing Balance Sheet. "Offsets" shall mean the following assets of the Business, as reflected in the Closing Balance Sheet: (Y) prepaid rent and prepaid software licenses, and (Z) loans to employees (each of the foregoing is identified on Schedule
         5.06 in the column entitled "Transaction Adjustments" with the corresponding narrative descriptions contained in footnotes (1) and
         (2)). If Buyer disputes the amounts set forth in the Closing Balance Sheet, the parties shall promptly submit such dispute to an independent accounting firm that has not been retained by either party during the last two years for resolution within thirty (30) days. Nothing set forth in this Section 5.06(iii) shall be deemed to waive, limit or restrict Buyer's right to indemnification pursuant to Section 8.02 herein (with no application of caps or baskets) for any breach of the covenant contained in Section 5.01(a) herein, to affect or modify the procedure for purchase price allocation described in Section 1.03 herein, or to affect or modify the covenant in Section 5.01(a) to conduct the Business only in the usual and ordinary course of business.

                  (iv) Liability vis-a-vis Mr. Klaus-Dieter Butow arising from the Purchase Agreement dated December 3, 1996.

                  (v) Tax liabilities of the German Entities whenever arising insofar as they relate to the period prior to the Closing Date and insofar as not covered in the Closing Balance Sheet pursuant to Clause
         5.06 (iii) (C).

         5.07 Insurance. Between the date hereof and the Closing, Buyer shall procure insurance for the Business, it being understood that the current insurance policies for the Business are held by the Company and will not be transferred to Buyer and that

Buyer shall be solely responsible for the procurement of all necessary insurance policies.

         5.08 MTS Name. Buyer shall cause each of the German Entities to promptly after Closing, but in any event within 30 days after Closing, to resolve and to file a name change to eliminate the word "MTS" from the names of each German Entity. Upon each such filing, each German Entity shall commence using the new name instead of, or if required by Applicable Laws together with, the old name. In no event shall any German Entity represent to any third party after the Closing that it is doing business or manufactures products on behalf of, or as, Seller or that it has authority to bind Seller.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         6.01 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to satisfaction of any of the following conditions on or before the Closing Date (subsections 6.01(a)-(d) collectively referred to as the "Cartel Approval"):

         (a) the German Federal Cartel Office (BUNDESKARTELLAMT) has not notified the notifying Parties in writing that the preconditions for prohibition of the acquisition under sec 36 para 1 of the German Act Against Restraints of Competition (GESETZ GEGEN WETTBEWERBSBESCHRANKUNGEN, "GWB") are not met;

         (b) no notice from the German Federal Cartel Office under sec 40 para 1 sentence 1 GWB has been received within one month after receipt of the complete notification of the acquisition project at the German Federal Cartel Office;

         (c) the German Federal Cartel Office, after a notice under sec 40 para 1 sentence 1 GWB, approves the acquisition under sec 40 para 2 sentence 1 GWB; or

         (d) the German Federal Cartel Office, after a notice under sec 40 para 1 sentence 1 GWB, does not prohibit the acquisition within four months (sec 40 para 2 GWB) after receipt of the complete notification of the acquisition project at the German Federal Cartel Office or within a period renewed under sec 40 para 2 sentence 3 no 1 GWB (sec 40 para 2 sentence 2 GWB).

         6.02 Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of any of the following conditions on or before the Closing Date (subsections 6.02(a)-(d) collectively referred to as the "Cartel Approval"):

         (a) the German Federal Cartel Office (BUNDESKARTELLAMT) has not notified the notifying Parties in writing that the preconditions for prohibition of the acquisition under sec 36 para 1 of the German Act Against Restraints of Competition (GESETZ GEGEN WETTBEWERBSBESCHRANKUNGEN, "GWB") are not met;

         (b) no notice from the German Federal Cartel Office under sec 40 para 1 sentence 1 GWB has been received within one month after receipt of the complete notification of the acquisition project at the German Federal Cartel Office;

         (c) the German Federal Cartel Office, after a notice under sec 40 para 1 sentence 1 GWB, approves the acquisition under sec 40 para 2 sentence 1 GWB; or

         (d) the German Federal Cartel Office, after a notice under sec 40 para 1 sentence 1 GWB, does not prohibit the acquisition within four months (sec 40 para 2 GWB) after receipt of the complete notification of the acquisition project at the German Federal Cartel Office or within a period renewed under sec 40 para 2 sentence 3 no 1 GWB (sec 40 para 2 sentence 2 GWB).

                                    ARTICLE 7
                                   TERMINATION

         7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) By the mutual consent of Buyer and Seller;

         (b) By Seller, if the Cartel Approval has not been received within 90 days of the date hereof; or

         (c) By either Buyer or Seller, if the Closing has not occurred on or prior to April 11, 2004.

         7.02 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in Section 7.01, this Agreement shall become void and there shall be no liability on the part of either Buyer or Seller, except with respect to breaches of this Agreement prior to the time of such termination.

                                    ARTICLE 8
                            SURVIVAL; INDEMNIFICATION

         8.01 Survival of Representations, Warranties and Covenants. The representations and warranties contained in Article 3 and Article 4 hereof shall survive, without regard to any investigation of the parties, for eighteen (18) months from the closing under the Asset Purchase Agreement (the "Asset Closing Date"), provided, however, that the (a) representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.05(c), 4.01, 4.02 and 4.03 shall survive in perpetuity (b) the representations and warranties set forth in Section 3.06 (Taxes) shall survive the Closing until thirty (30) days after the expiration of all applicable statutes of limitation, as extended, shall have expired and (c) the representations and warranties set forth in Section 3.10

(Environmental) shall survive the Closing for a period of ten (10) years after the Asset Closing Date.

         8.02 Indemnification. Indemnification rights of the parties hereto shall be governed by, and subject to the limitations of, Article 9 of the Asset Purchase Agreement. Buyer's indemnification rights shall be exercised solely by Parker on Buyer's behalf.

         8.03 Remedies. The enforcement of the agreements of indemnification contained in this Article 8 shall be, after the date hereof, the exclusive remedy of the parties hereto for any breach of any covenant, representation or warranty hereof or any certificate delivered pursuant to this Agreement, whether sounding in tort, contract or otherwise, and the parties hereto waive all remedies otherwise available to such parties save only remedies which by law may not be waived.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.01 Expenses. Each party hereto will pay all of its own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement, whether consummated or not.

         9.02 Cooperation and Exchange of Information. Buyer and Seller shall cooperate, shall take further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions of this Agreement. Buyer and Seller shall also provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or in conducting any audit or proceeding in respect of Taxes relating to any of the German Entities . Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Seller upon written request by Buyer, will provide to Buyer such factual information reasonably necessary for filing Tax returns, Tax planning and contesting any Tax audit that Seller possesses as Buyer may reasonably request with respect to the Assets (which information Seller agrees to maintain and preserve for so long as it may be needed by Buyer).

         9.03 Announcements. Buyer and Seller shall cooperate and mutually agree upon any press release or public announcements prior to the Closing concerning the transactions contemplated by this Agreement; provided, however, that Buyer and Seller may communicate with analysts, institutional investors or similar individuals with regard to the substance of any items disclosed in any press release mutually agreed upon by the parties; and, provided further that, nothing contained herein shall prevent Buyer or Seller, after giving reasonable advance notice to the other party hereto, from making any announcement reasonably determined by it, upon advice of counsel, to be required by law.

         9.04 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         9.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three business days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and Seller will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Buyer:
-----------------
                                          With a copy to:
                                          ---------------
c/o Parker-Hannifin Corporation           Parker-Hannifin Corporation
6035 Parkland Blvd.                       6035 Parkland Blvd.
Cleveland, OH 44124                       Cleveland, OH 44124

Attention: Automation Group Controller    Attn:  General Counsel
Facsimile: 216-896-4031                   Facsimile:  216-896-4027


Notices to Seller:
------------------
                                          With a copy to:
                                          ---------------
MTS Systems Corporation                   Robins, Kaplan, Miller & Ciresi L.L.P.
14000 Technology Drive                    2800 LaSalle Plaza
Eden Prairie, MN  55344                   800 LaSalle Avenue
Attention:  CEO                           Minneapolis, MN 55402
Facsimile:  952-937-4515                  Attention: John R. Houston, Esq.
                                          Facsimile: 612-339-4181

         9.06 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

         9.07 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.08 Complete Agreement. This Agreement and the Exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         9.09 Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, when executed and delivered, will constitute one and the same instrument.

         9.10 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement, provided, however, that the Share Transfer Agreement shall be governed by the laws of Germany. Any dispute arising out of this Agreement shall be venued in the United States and each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located either within the State of Minnesota, County of Hennepin, or the State of Ohio, County of Cuyahoga, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by either the Laws of the State of Minnesota or the State of Ohio for such persons, and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

         9.11 Transfer, Sales and Use Tax. Any and all transfer, sales and use tax liability arising as a result of the sale and purchase of the Assets shall be the responsibility of the party who would customarily pay such tax and such tax liability shall not be subject to the limitations of liability set forth in
Article 8.


              [THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MTS SYSTEMS CORPORATION

                                       By    /s/ Christian Moller
                                           -------------------------------------
                                       Its   Attorney-in-fact pursuant to
                                             power of attorney dated
                                             April 9, 2003
                                           -------------------------------------


                                       PARKER HANNIFIN HOLDING GMBH

                                       By    /s/ Martin Schulte
                                           -------------------------------------
                                       Its   Attorney-in-fact pursuant to
                                             power of attorney dated
                                             April 11, 2003
                                           -------------------------------------




                    [SIGNATURE PAGE TO GERMAN SHARE PURCHASE
                             AND TRANSFER AGREEMENT]

                                  EXHIBIT LIST
                                  ------------

A.   Asset Purchase Agreement
B.   Share Transfer Agreement

SCHEDULES
---------

Schedule 1       Products
Schedule 3.04    Consents
Schedule 3.05(a) Leases
Schedule 3.05(c) Encumbrances
Schedule 3.05(d) Equipment
Schedule 3.07(a) Contracts
Schedule 3.07(b) Open Purchase Orders
Schedule 3.08    Litigation
Schedule 3.09    Compliance With Laws
Schedule 3.14    Intellectual Property
Schedule 3.15    2002 Financial Statements
Schedule 3.15(b) Accounts Receivable
Schedule 3.15(c) Inventory
Schedule 3.20    Top 10 customers
Schedule 3.21    Actions since 9/28/2002
Schedule 5.06    Form of Closing Balance Sheet